LIMITED POWER OF ATTORNEY FOR
                 SECTION 16 REPORTING OBLIGATIONS

     Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Michael B. Green and/or Richard C. Yonker, each acting individually, and each person who at the time of acting pursuant to this Power of Attorney is the Chief Financial Officer or General Counsel of Vitesse Semiconductor Corporation, a Delaware corporation (the "Company") as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

     (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, and Form ID or other information to secure an access and any other code and/or CIK number to permit filing via EDGAR with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the
"Exchange Act");

     (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

     (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

     The undersigned acknowledges that:

     (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

     (2) any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

     (3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

     (4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

     The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 reports with respect to his/her holdings of and transactions in or involving securities issued by the Company, or earlier if revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

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               Power of Attorney Signature Page

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of October,2009.

					/s/ G. Grant Lyon
					Signature

					G. Grant Lyon
					Print Name

CERTIFICATE OF ACKNOWLEDGMENT

State of Arizona
County of Maricopa

On 10-24-09, before Tanya Blume, Notary Public, personally appeared Gary Grant Lyon, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



OFFICIAL SEAL
TANYA M. BLUME
NOTARY PUBLIC - STATE OF ARIZONA
MARICOPA COUNTY
My Comm. Expires March 1, 2012


(NOTARY SEAL)


/s/ Tanya M. Blume

NOTARY SIGNATURE
Power of Attorney Signature Page